                                                                    Exhibit 99.1

                                 WHX CORPORATION
                  SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING
                 FOR HOLDERS OF RECORD ON [_________] [__], 2007

                      SUBSCRIPTION PRICE: $[___] PER SHARE

      WHX CORPORATION, a Delaware corporation, (the "Company") is conducting a rights offering (the "Rights Offering"), that entitles the holders of the
Company's common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on [__________] [__]. 2007 (the "Record Date") to receive at no charge non-transferable subscription rights (each, a "Subscription Right")
to purchase up to an aggregate of [________] shares of Common Stock at a subscription price of $[___] per share (the "Subscription Price"), for up to an aggregate purchase price of $200 million. Each stockholder will receive one
Subscription Right for each share of Common Stock owned on the Record Date and each Subscription Right will entitle its holder to purchase [____] shares of
Common Stock at the Subscription Price (the "Basic Subscription Right").

      Set forth above is the number of shares to which the holder whose name and address is set forth above is entitled to subscribe pursuant to the Basic
Subscription Right. If you exercise all of your Basic Subscription Rights in full, you may also exercise an oversubscription right (the "Oversubscription
Right") to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the Rights Offering, subject to availability and allocation of shares among persons exercising this Oversubscription Right and to the maximum number of shares for which holders can oversubscribe without endangering the availability of the Company's net operating loss carry forwards ("NOLs")
under Section 382 of the Internal Revenue Code and the Additional Instructions
attached hereto. If there is a change of address and you wish to subscribe, please note the new address and notify the subscription agent, Computershare
Inc. (the "Subscription Agent"), at the address listed in the Prospectus (as defined below) under the heading "The Rights Offering--Delivery of Subscription
Materials and Payment."

      FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS
OFFERING, PLEASE REFER TO THE COMPANY'S PROSPECTUS DATED [_________] [__], 2007
(THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. ADDITIONAL COPIES
OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT,
MACKENZIE PARTNERS, INC., AT (212) 929-5500 (CALL COLLECT), (800) 322-2885 (CALL
TOLL-FREE) OR EMAIL: PROXY@MACKENZIEPARTNERS.COM.

      THIS SUBSCRIPTION CERTIFICATE (THE "SUBSCRIPTION CERTIFICATE") MUST BE
RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK
CITY TIME, ON [_________] [__], 2007, SUBJECT TO EXTENSION OR EARLIER
TERMINATION (THE "EXPIRATION DATE"). ANY SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR
TO THE EXPIRATION DATE WILL EXPIRE AND WILL HAVE NO VALUE. ANY SUBSCRIPTION FOR
SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE.

      The Subscription Rights represented by this Subscription Certificate may be exercised by duly completing the reverse side of this form. Subscription
Rights holders are advised to review the Prospectus, instructions, and
Additional Information included with this Subscription Certificate, copies of which are available from the Subscription Agent, before exercising their
Subscription Rights.

      The registered owner whose name is inscribed hereon is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof. Except in limited circumstances described in the Prospectus, only you may exercise your Subscription Rights.

      SUBSCRIPTION RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO
EXERCISE ONLY PART OF THEIR SUBSCRIPTION RIGHTS, THEY MAY NOT RECEIVE A NEW
SUBSCRIPTION CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING
SUBSCRIPTION RIGHTS EVIDENCED THEREBY.

                                    Control #
                                    Number of Rights Issued
                                    Maximum Eligible Shares under Primary Subscription

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                                    SECTION 1
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EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated
below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

BASIC SUBSCRIPTION RIGHTS:
 I apply for                        shares at $[___] each = $
             ------------------                                -----------
            (no. of new shares)               (Subscription Price)
OVERSUBSCRIPTION RIGHTS:  IF YOU HAVE FULLY SUBSCRIBED FOR YOUR BASIC
SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE
OVERSUBSCRIPTION RIGHT:
 I apply for                        shares at $[___] each = $
             ------------------                                -----------
            (no. of new shares)               (Subscription Price)

Total Amount Enclosed = $                      *
                         ----------------------

        / /       IF THE PURCHASE OF SHARES PURSUANT TO THE BASIC SUBSCRIPTION
                  RIGHT AND/OR THE OVERSUBSCRIPTION RIGHT WOULD RESULT IN YOUR
                  OWNING, EITHER DIRECTLY OR INDIRECTLY, OF RECORD OR
                  BENEFICIALLY, MORE THAN 1,200,000 SHARES OF COMMON STOCK,
                  PLEASE INDICATE THE NUMBER OF SHARES OF COMMON STOCK YOU WILL
                  SO OWN IN THE SPACE BELOW AND CONTACT THE INFORMATION AGENT AT
                  (212) 929-5500 (CALL COLLECT) OR (800) 322-2885 (TOLL-FREE) OR
                  ADDRESS LISTED BELOW, OTHERWISE PLEASE CHECK THE BOX BELOW.
                                 Shares of Common Stock
                  --------------
                  INFORMATION AGENT: MacKenzie Partners, Inc., 105 Madison Avenue,
                                     New York, NY 10016
             OR
        / /       I CERTIFY THAT THE PURCHASE OF SHARES OF COMMON STOCK PURSUANT
                  TO THE BASIC SUBSCRIPTION RIGHT AND/OR OVERSUBSCRIPTION RIGHT
                  WILL NOT RESULT IN MY OWNING, EITHER DIRECTLY OR INDIRECTLY,
                  OF RECORD OR BENEFICIALLY, MORE THAN 1,200,000 SHARES OF
                  COMMON STOCK.
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METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):
Payments must be made in full in U.S. currency by:

        / / check or bank draft payable to Computershare Inc., drawn against a
            U.S. bank; or
        / / postal, telegraphic or express money order payable to the
            Subscription Agent.

If the Subscription Rights being executed pursuant to the Basic Subscription
Rights do not account for all of the Subscription Rights represented by the
Subscription Certificate (check only one):

        / / Deliver to the undersigned a new Subscription Certificate evidencing the remaining Subscription Rights to which the undersigned is entitled.
        / / Do not deliver any new Subscription Certificate to me.

        / / Check here if Subscription Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription
            Agent prior to the date hereof and complete the following:

            Name(s) of Registered Holder(s):
                                            ------------------------------------
            Window Ticket Number (if any):
                                            ------------------------------------
            Date of Execution of Notice of Guaranteed Delivery:
                                                               -----------------
            Name of Institution Which Guaranteed Delivery:
                                                          ----------------------
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                           SECTION 2 -- ACKNOWLEDGMENT
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         THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus and the Additional Instructions contained with this Subscription Certificate and understand that after delivery to Computershare Inc., as Subscription Agent for WHX Corporation, I/we may not
modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number contained herein, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the WHX Corporation transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:                        Date:
                                  ----------------------       -----------------

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information
(please print).
Name:                   Capacity:                Soc. Sec. #/Tax ID #:
     -----------------           --------------                       ----------
Address:                                        Phone:
         -------------------------------------        --------------------------

The Subscription Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. Evidence satisfactory to WHX
Corporation that any such permitted transfer is proper must be delivered to the
Subscription Agent prior to the Expiration Date by mail or by overnight courier to Computershare Inc. at the address specified in the Prospectus and
Instructions for Use of WHX Corporation Subscription Certificate.

      PLEASE RETURN THIS ENTIRE SUBSCRIPTION CERTIFICATE, WITH THE APPROPRIATE
SECTIONS PROPERLY COMPLETED AND EXECUTED, TO THE SUBSCRIPTION AGENT, IN ORDER TO
EXERCISE YOUR SUBSCRIPTION RIGHTS.
---------------------------------------------------------------------------------

--------
* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares indicated above, or if the number of shares being subscribed for is not specified, the Subscription Rights holder exercising this Subscription Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of shares for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then you will be deemed to have exercised the Oversubscription Rights to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the
Subscription Excess by the Subscription Price. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber's Signature                        Telephone No.
                      ------------------------             ---------------------

                             ADDITIONAL INSTRUCTIONS

      Upon its emergence from bankruptcy on July 29, 2005, the Company experienced an ownership change as defined by Section 382 of the Internal
Revenue Code, which imposes annual limitations on the utilization of the
Company's net operating loss carry forwards ("NOLs") post ownership change. The
Company believes it qualifies for the bankruptcy exception to the general
Section 382 limitations. Under this exception, the annual limitation imposed by
Section 382 resulting from an ownership change will not apply. Instead, the NOLs must be reduced by certain interest expense paid to creditors who became stockholders as a result of the bankruptcy reorganization. Accordingly, in order to avoid subsequent ownership changes, the Company's amended and restated
certificate of incorporation contains a 5% ownership limit pursuant to which certain transfers of the Company's shares will be limited.

      In determining ownership, certain attribution provisions and constructive ownership provisions apply, including the following:

      o  Any family group consisting of an individual, spouse, children, grandchildren and parents are treated as one person. Note that an individual can be treated as a member of several different family groups. For example, your family group would include your spouse, children, father and mother, but your mother's family group would include her spouse, all her children and her grandchildren.
      o  Any Common Stock owned by any entity will generally be attributed proportionately to the ultimate owners of that entity. Attribution will also occur through tiered entity structures.
      o  Any persons or entities acting in concert or having a formal or informal understanding among themselves to make a coordinated purchase of Common Stock will be treated as one stockholder.
      o  Ownership may not be structured with an abusive principal purpose of avoiding these rules.

      The Company has the right under certain circumstances, in its sole and absolute discretion, to limit the exercise of Subscription Rights, including instructing the Subscription Agent to refuse to honor any exercise of
Subscription Rights, by 5% stockholders or a subscriber to the extent its exercise of Subscription Rights might, in the Company's sole and absolute discretion, result in a subscriber owning 5% or more of Common Stock. However, the Company believes, based upon its analysis of the Company's stockholders, subject to certain limitations, 5% stockholders and stockholders who would become 5% stockholders may increase their ownership without causing an ownership change. In the event stockholders seeking to oversubscribe would endanger the availability of our NOLs under Section 382, those stockholders, including Steel
Partners II, L.P., our largest shareholder, seeking to oversubscribe will generally be proportionately reduced. However, to maximize the proceeds of the offering or to avoid endangering the availability of the Company's NOLs, Steel
Partners II, L.P. may voluntarily agree to reduce its participation, which reduction may not be made proportionately. In addition, the Company may refuse any subscriptions, in its sole and absolute discretion, which would result in the subscriber owning 5% or more of the Common Stock, to avoid endangering the availability of the Company's NOLs.

      IN ORDER TO PROTECT AGAINST AN UNEXPECTED "OWNERSHIP CHANGE" FOR FEDERAL
INCOME TAX PURPOSES, THE COMPANY HAS IMPLEMENTED THE PROTECTION MECHANICS AS
FOLLOWS:
      o  if an exercise would result in the subscriber owning either directly or indirectly, of record or beneficially, more than 1,200,000 shares of
         Common Stock, the subscriber must indicate on the subscription form the number of shares of Common Stock it will so own, and notify the
         Information Agent at (212) 929-5500 (call collect) or (800) 322-2885
         (toll-free);
      o  if requested, each subscriber will be required to provide the Company with additional information regarding the amount of Common Stock that the subscriber owns; and
      o  the Company has the right to instruct the Subscription Agent to refuse to honor a subscriber's exercise to the extent an exercise might, in the Company's sole and absolute discretion, result in the subscriber owning 5% or more of Common Stock or otherwise causing an "ownership change."

      BY EXERCISING SUBSCRIPTION RIGHTS IN THE OFFERING, YOU AGREE THAT:
      o  the protection mechanics are valid, binding and enforceable against you;
      o  any purported exercise of Subscription Rights in violation of the protection mechanics section will be void and of no force and effect; and
      o  the Company has the right to void and cancel (and treat as if never exercised) any exercise of Subscription Rights, and shares issued pursuant to an exercise of Subscription Rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.